CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the consolidated financial statements and financial highlights of Teucrium Agricultural Strategy No K-1 ETF, Teucrium 2x Daily Corn ETF, and Teucrium 2x Daily Wheat ETF, each a series of Listed Funds Trust, which are included in Form N-CSR for the year or period ended December 31, 2024, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also hereby consent to the reference to our firm in this Registration Statement on Form N-1A of Teucrium No K-1 Corn ETF, Teucrium No K-1 Wheat ETF, Teucrium No K-1 Sugar ETF, Teucrium 2x Daily Sugar ETF, Teucrium No K-1 Soybean ETF, and Teucrium 2x Daily Soybean ETF, each a series of Listed Funds Trust, under the header “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 28, 2025